UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Provectus Biopharmaceuticals, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) on November 28, 2016.

(b) At the Special Meeting, the Company’s stockholders voted on two proposals. A brief description and tabulation of votes is set forth below.

Proposal 1. The Company’s stockholders approved and adopted an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of common stock, par value, $0.001 per share, that the Company is authorized to issue from 400,000,000 to 1,000,000,000 shares. There were no broker non-votes with respect to the proposal.

Votes For	Votes Against	Votes Abstained
142,319,301	39,235,538	1,055,457

Proposal 2. The Company’s stockholders did not approve an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio of between 1-for-10 and 1-for-50, such ratio to be determined by our Board of Directors in its discretion. There were no broker non-votes with respect to the proposal.

Votes For	Votes Against	Votes Abstained
87,543,644	91,019,452	4,047,200

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper Interim Chief Executive Officer and Chief Operating Officer